UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2017

MITEL NETWORKS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Canada	001-34699	98-0621254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Legget Drive

Ottawa, Ontario K2K 2W7

(Address of Principal Executive Offices) (Zip Code)

(613) 592-2122

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 25, 2017, Mitel Networks Corporation (“Mitel”), in connection with the consummation of the Offer (as defined below) and the Merger (as defined below) entered into a first amendment to its secured credit agreement between, among others, Mitel and Mitel US Holdings, Inc. (“Parent”) as the borrowers (the “Borrowers”), Citizens Bank, N.A., as the administrative agent, BMO Capital Markets Corp., Citizens Bank, N.A., HSBC Bank Canada and Canadian Imperial Bank of Commerce, as lead arrangers and the other banks and financial institutions named therein (the “Credit Agreement Amendment”). The Credit Agreement Amendment provides for incremental term loans in an aggregate principal amount of US$300 million (the “Incremental Term Loans”). The Credit Agreement Amendment amends Mitel’s existing credit facility dated as of March 9, 2017 among the Borrowers, Citizens Bank, N.A., as the administrative agent, swingline lender and issuing lender, Citizens Bank, N.A., BMO Capital Markets, Canadian Imperial Bank of Commerce and HSBC Bank Canada, as joint lead arrangers and joint bookrunners, Bank of Montreal, Canadian Imperial Bank of Commerce and HSBC Bank Canada as co-syndication agents, Bank of America, N.A., Export Development Canada and KeyBank National Association as co-documentation agents (as amended by the Credit Agreement Amendment, the “Credit Agreement”), pursuant to which the lenders made available to Mitel a term credit facility in an aggregate principal amount of $150 million (the “Existing Term Loans”) and a revolving credit facility with $350 in aggregate commitments (the “Revolving Credit Facility” and, together with the Existing Term Loans, the “Existing Credit Facilities”).

Subject to certain exceptions, all of Mitel’s obligations under the Credit Agreement are or will be guaranteed by each existing or subsequently acquired or created wholly owned material subsidiary of Mitel, including ShoreTel Inc. (“ShoreTel”), and are or will be secured on a first priority basis by a perfected first priority security interest in substantially all tangible and intangible assets of Mitel and each of such guarantors and in the equity interests of Mitel’s and such guarantors’ direct material subsidiaries.

Proceeds from the Incremental Term Loans and the Revolving Credit Facility, together with cash on hand from the combined company, were used to finance the acquisition of ShoreTel, as well as fees and expenses related to the foregoing.

The Incremental Term Loans bear interest at LIBOR (subject to a 1.00% floor), or a base rate (at the option of Mitel), plus an applicable margin which is currently 3.75% and 2.75%, respectively, and the Incremental Term Loans mature on September 25, 2023. The Incremental Term Loans require quarterly principal repayments of 0.25% of the original outstanding principal amount.

Mitel is also required to repay the Incremental Term Loans, pro rata with the Existing Term Loans, with 50% of annual excess cash flow of the Borrowers and their subsidiaries with step-downs to 25% and 0% under certain conditions. The Incremental Term Loans are also subject to a 1% prepayment premium in connection with repricing transactions for the first six months of its term.

The Incremental Term Loans will contain representations and warranties and affirmative and negative covenants, including, among other things, restrictions on indebtedness, investments, sales of assets, mergers and acquisitions, transactions with affiliates, liens and dividends and other distributions, consistent with the Existing Credit Facilities, subject to certain amendments made pursuant to the Credit Agreement Amendment, including to the restricted payments covenant. The Incremental Term Loans will also include events of default, consistent with the Existing Credit Facilities, provided that a breach of the financial covenants in the Credit Agreement shall not constitute an Event of Default under the Incremental Term Loans unless and until the lenders under the Existing Credit Facilities terminate their commitments and accelerate those facilities.

The foregoing description of the Credit Agreement Amendment and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Credit Agreement Amendment, which is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

As previously disclosed in the Current Report on Form 8-K filed by Mitel with the Securities and Exchange Commission (the “SEC”) on July 28, 2017, Mitel entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 26, 2017, with ShoreTel, a Delaware corporation, Parent, a Delaware corporation and a wholly-owned subsidiary of Mitel, and Shelby Acquisition Corporation (the “Offeror”), a Delaware corporation and a wholly-owned subsidiary of Parent.

Pursuant to the Merger Agreement, on August 17, 2017, the Offeror commenced a tender offer (the “Offer”) to acquire all of the outstanding shares of common stock, par value $0.001 per share, of ShoreTel (“Shares”) for $7.50 per Share (the “Offer Price”), net to the seller in cash, net of applicable withholding taxes and without interest, upon the terms and subject to conditions set forth in the offer to purchase and the related letter of transmittal (collectively, the “Offer Documents”), each dated August 17, 2017 and as amended or supplemented.

The Offer initially expired at 5:00 p.m. New York City time on September 18, 2017 and was extended until 5:00 p.m., New York City time, on September 22, 2017 (the “Expiration Time”). Based on information provided by Computershare Trust Company N.A., the depositary and paying agent for the Offer, as of the Expiration Time, 62,046,693 Shares, representing approximately 89.3% of the outstanding Shares, had been validly tendered and not properly withdrawn. The number of Shares tendered satisfied the Minimum Condition (as defined in the Merger Agreement and the Offer Documents). The Offeror accepted for payment all Shares validly tendered and not properly withdrawn pursuant to the Offer on or prior to the Expiration Time and, in accordance with the Offer Documents, paid for such Shares in accordance with the terms of the Offer.

As a result of its acceptance of the Shares tendered in the Offer, the Offeror acquired a sufficient number of Shares to complete the merger of the Offeror with and into ShoreTel (the “Merger”) without a vote of the stockholders of ShoreTel pursuant to Section 251(h) of the Delaware General Corporation Law (the “DGCL”). Accordingly, on September 25, 2017, Mitel, Parent, the Offeror and ShoreTel consummated the Merger pursuant to Section 251(h) of the DGCL, with ShoreTel continuing as the surviving corporation (the “Surviving Corporation”) in the Merger and becoming a wholly-owned subsidiary of Parent and an indirect wholly-owned subsidiary of Mitel. At the effective time of the Merger (the “Effective Time”), each issued and outstanding Share (other than (i) Shares owned by ShoreTel as treasury stock, or any subsidiary of ShoreTel, or owned by Mitel and its subsidiaries (including any Shares acquired by the Offeror in the Offer), in each case, both at the commencement of the Offer and immediately before the Effective Time, and (ii) Shares owned by any stockholders who have properly exercised their appraisal rights under Section 262 of the DGCL) was converted automatically into the right to receive the Offer Price, net of applicable withholding tax and without interest, at the Effective Time.

Pursuant to the Merger Agreement: (i) each option to acquire Shares granted by ShoreTel under its equity incentive plans (each, an “Option”) that was outstanding and vested as of immediately prior to the Effective Time (including those which accelerate pursuant to employment agreements, retention agreements or other equity agreements or plans or as specified in the Merger Agreement) (each, a “Vested Option”) by virtue of the Merger, was automatically canceled and converted into the right to receive from the Surviving Corporation an amount in cash, net of applicable withholding taxes and without interest, equal to the Offer Price, less the option exercise price, provided that any such Option with a per share exercise price that is equal to or greater than the Offer Price was canceled for no consideration, and each other Option that was outstanding immediately prior to the Effective Time was canceled for no consideration, (ii) each restricted stock unit granted by ShoreTel under its equity incentive plans (each, a “RSU”) that was vested as of immediately prior to the Effective Time (including those which accelerate pursuant to employment agreements, retention agreements or other equity agreements or plans or as specified in the Merger Agreement) (each, a “Vested RSU”) was canceled in exchange for an amount in cash equal to the Offer Price, and each other RSU was canceled for no consideration, and (iii) ShoreTel’s employee stock purchase plans (the “ESPPs”) were terminated at the Effective Time, with all amounts credited to the accounts of participants that have not been used to purchase Shares prior to July 26, 2017 being returned to such participants in the ShoreTel ESPPs (without interest, except as required by applicable law) as soon as practicable and in accordance with ShoreTel’s ESPPs.

The proceeds of the Incremental Term Loans and the Revolving Credit Facility and cash on hand from the combined company were used to finance the cash consideration of $531.3 million required to purchase the Shares pursuant to the terms of the Merger Agreement as well as fees and expenses of approximately $40 million related to the foregoing.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 26, 2017, Jon D. Brinton continues as Senior Vice President, Strategy and Integration—Products and Solutions Group of Mitel, reporting to Bob Agnes, EVP and President of Mitel’s Enterprise Division, and no longer serves as a named executive officer of Mitel.

Item 7.01	Regulation FD

On September 25, 2017, Mitel issued the press release attached hereto as Exhibit 99.1 (the “Press Release”) announcing that Mitel, Parent, the Offeror and ShoreTel consummated the Merger. The Press Release is incorporated by reference herein.

At the Effective Time, the members of the board of directors of ShoreTel resigned, and immediately following the Effective Time, Steve E. Spooner, Colin McAnuff and Greg Hiscock were elected as members of the board of directors of the Surviving Corporation, each to hold office until their respective successors are duly elected or appointed and qualified or until their earlier respective deaths, resignations or removals from office.

Following the Effective Time on September 26, 2017, Don Joos, President and Chief Executive Officer of ShoreTel, David Petts, Senior Vice President of Worldwide Sales and Customer Success of ShoreTel, Eugenia Corrales, Senior Vice President of Solutions Group of ShoreTel and Bharath Oruganti, Senior Vice President of Worldwide Business Operations of ShoreTel were terminated as officers of ShoreTel effective immediately and Michael Healy, Senior Vice President and Chief Financial Officer of ShoreTel, was terminated as an officer of ShoreTel effective October 13, 2017. On September 26, 2017, Mr. Spooner was appointed as President, Mr. McAnuff was appointed as Treasurer, Mr. Hiscock was appointed as Secretary and Mr. Pethakas was appointed as Vice President of the Surviving Corporation.

The information in this Current Report on Form 8-K under Item 7.01 is being “furnished” and not “filed” with the U.S. Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under such section. Furthermore, such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, unless specifically identified as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(b)	Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(c)	Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of July 26, 2017, by and among Mitel US Holdings, Inc., Shelby Acquisition Corporation, ShoreTel, Inc. and Mitel Networks Corporation (incorporated by reference to Exhibit 2.1 to Mitel’s Current Report on Form 8-K filed on July 28, 2017).

10.1*	First Amendment to Credit Agreement, dated September 25, 2017, by and among Mitel Networks Corporation and Mitel US Holdings, Inc. as the borrowers, Citizens Bank, N.A., as the administrative agent, BMO Capital Markets Corp., Citizens Bank, N.A., HSBC Bank Canada and Canadian Imperial Bank of Commerce, as lead arrangers and the other banks and financial institutions named therein.

99.1	Press Release, dated September 25, 2017.

*	Schedules and Exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby agrees to supplementally furnish to the SEC upon request any omitted schedule or exhibit to the First Amendment to Credit Agreement.

Forward Looking Statements

Some of the statements in this Current Report on Form 8-K are forward-looking statements (or forward-looking information) within the meaning of applicable U.S. and Canadian securities laws. These include statements using the words believe, target, outlook, may, will, should, could, estimate, continue, expect, intend, plan, predict, potential, project and anticipate, and similar statements which do not describe the present or provide information about the past. There is no guarantee that the expected events or expected results will actually occur. Such statements reflect the current views of management of Mitel and are subject to a number of risks and uncertainties. These statements are based on many assumptions and factors, including general economic and market conditions, industry conditions, operational and other factors. Any changes in these assumptions or other factors could cause actual results to differ materially from current expectations. All forward-looking statements attributable to Mitel, or persons acting on its behalf, are expressly qualified in their entirety by the cautionary statements set forth in this paragraph. Undue reliance should not be placed on such statements. In addition, material risks that could cause actual results to differ from forward-looking statements include: the inherent uncertainty associated with financial or other projections; the integration of Mitel and ShoreTel and the ability to recognize the anticipated benefits from the acquisition of ShoreTel (the “transaction”); the anticipated size of the markets and continued demand for Mitel and ShoreTel products and services; the impact of competitive products and pricing and disruption to Mitel’s and ShoreTel’s respective businesses that could result from the announcement of the transaction; the ability to recognize the anticipated benefits from the divestment of Mitel’s mobile division (“Mobile Division”); risks associated with the non-cash consideration received by Mitel in connection with the divestment of the Mobile Division; the impact to Mitel’s business that could result from the announcement of the divestment of the Mobile Division; Mitel’s ability to achieve or sustain profitability in the future; fluctuations in quarterly and annual revenues and operating results; fluctuations in foreign exchange rates; current and ongoing global economic instability, political unrest and related sanctions; intense competition; reliance on channel partners for a significant component of sales; dependence upon a small number of outside contract manufacturers to manufacture products; and, Mitel’s ability to successfully implement and achieve its business strategies, including its growth of the company through acquisitions and the integration of recently acquired businesses and realization of synergies, including the acquisition of ShoreTel. Additional risks are described under the heading “Risk Factors” in Mitel’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC and Canadian securities regulatory authorities on March 1, 2017, in Mitel’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 filed with the SEC and Canadian securities regulatory authorities on July 28, 2017, and in ShoreTel’s Annual Report on Form 10-K for the year ended June 30, 2017 filed with the SEC on September 8, 2017. Forward-looking statements speak only as of the date they are made. Except as required by law, Mitel has no intention or obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2017

MITEL NETWORKS CORPORATION

By:	/s/ Greg Hiscock
Name:	Greg Hiscock
Title:	General Counsel & Corporate Secretary